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                                                                   EXHIBIT 10.35
                                 PROMISSORY NOTE

$500,000.00                                                 Knoxville, Tennessee
                                                                 October 7, 2002

     FOR VALUE RECEIVED, the undersigned, TENGASCO, INC., a Tennessee corporation (the "MAKER"), promises to pay to the order of Dolphin Offshore Partners, LP, whose address is care of Dolphin Asset Management Corporation, 129 East 17th St., New York, N.Y. its successors and/or assigns (said parties and any subsequent holders hereinafter being collectively called the "HOLDER") at 603 Main Avenue, Suite 500, Knoxville, Tennessee 37902 (or at such other place as the Holder hereof may designate) the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), (the "Principal"), plus interest (the "Interest") at the rate set forth below on the Principal from time to time remaining unpaid.

     Interest on the outstanding Principal balance shall accrue at a rate of eight percent (8%) per annum based upon a 360-day year. Interest on the unpaid principal balance shall accrue from date hereof and shall be due on January 2, 2004. Interest is due and payable 45 days after the end of the calendar quarter in which it accrues. The entire unpaid Principal and any accumulated unpaid Interest thereon shall be due (the "Due Date") on January 2, 2004. This Note may be prepaid without penalty at any time.

     l. Default. The happening of any of the following events shall constitute a default hereunder:

        a. Failure of Maker to pay in full any Principal payment or Interest Payment due hereunder promptly when it becomes due; and

        b. If the Maker becomes bankrupt, insolvent or if any bankruptcy (voluntary or involuntary) or insolvency proceedings (as said terms "insolvent" and "insolvency proceedings" are defined in the Uniform Commercial Code of Tennessee) are instituted or made by or against Maker, or if application is made for the appointment for a receiver for the Maker or for any of the assets of any Maker, or as assignment is made for the benefit of the Maker's creditors.

     2. Upon the happening of any event of default as defined herein, the Holder, at its option, may declare the entire unpaid Principal balance of this Promissory Note without notice or demand, together with accrued Interest, to be immediately due and payable without notice or demand. In no event and under no circumstances shall Holder be entitled hereunder to unaccrued or unearned interest or other charges. In the event of default, the then unpaid principal balance hereof shall bear interest from the time of such default at the maximum legal rate permissible.

     3. In addition to payment of Interest and Principal, if there is a default in this Note, the Holder shall be entitled to recover from the Maker all the Holder's costs of collection, including the Holder's attorneys' fees, paralegals' fees and legal assistants' fees (whether incurred in connection with any judicial, bankruptcy, reorganization, administrative, appeals or other proceedings and whether such fees or expenses arise before proceedings are commenced or after entry of any judgment), and all other costs or expenses incurred in connection therewith.

     4. Waiver. With respect to the payment hereof, the Maker waives the following:

        a. All rights of exemption of property from levy or sale under execution or

        b. the process for the collection of debts under the Constitution or laws of the United States or of any state thereof, and

        c. Demand, presentment, protest, notice of dishonor, suit against any party, and all other requirements necessary to charge or hold any Maker liable hereunder.

     5. Fees and Costs. The Maker agrees to pay all filing fees and taxes, and all costs of collection or securing or attempting to collect or secure the payment thereof, including attorneys' fees, whether or not involving litigation and/or appellate proceedings.
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     6. Conversion. The obligation of Maker to pay principal or interest pursuant to this Note shall be convertible at the option of the Holder into shares of the Common Stock of the Maker, in the amount of one share per $2.88 of the Principal or Interest unpaid at the time of such conversion. In the event Maker elects to prepay in whole or in part at any time and makes payment in cash, then Holder shall have the right, upon written notice to Maker, to return all or part of any such prepayment in cash and to receive like amount of prepayment in Common Stock of the Maker, in the amount of one share per $2.88 of the Principal or Interest of such prepayment.

     7. Remedies. The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid, unless in writing and signed by the Holder. All rights and remedies of the Holder shall be cumulative. Furthermore, the Holder shall be entitled to all the rights of a Holder in due course of a negotiable instrument.

     8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

     9. Enforceability. Any provision of this Note that may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

     10. Notice. Any notice required to be given to any person shall be deemed sufficient if mailed, postage prepaid, to such person's address as set forth in this Note.

     11. Successors and Assigns. The provisions of this Note are binding on the assigns and successors of Maker and shall inure to the benefit of the Holder and the Holder's successors and assigns.

     12. Collection. If this Note is not paid upon demand or according to the tenor hereof and strictly as above provided, it may be placed in the hands of an attorney at law for collection. In such event, each party liable for payment thereof, as Maker, endorser, guarantor or otherwise, hereby agrees to pay the holder hereof, in addition to the sums above stated, a reasonable attorneys' fee, whether or not suit be initiated, which fee shall include attorneys' fees at the trial level and on appeal, together with all costs incurred. IN THE EVENT THAT LITIGATION IS INITIATED FOR THE COLLECTION OF THE OBLIGATION EVIDENCED BY THIS NOTE, THEN THE PREVAILING PARTY IN SUCH LITIGATION SHALL BE ENTITLED TO AN AWARD FOR COSTS AND REASONABLE ATTORNEYS' FEES INCURRED IN THE LITIGATION, INCLUDING ALL TRIALS AND APPEALS RELATING THERETO.

     13. Notwithstanding anything to the contrary, in no event, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid balance hereof, or otherwise, shall the amount taken, reserved or paid, charged or agreed to be paid, for the use, forbearance or detention of money advanced pursuant hereto or pursuant to any other document executed in connection herewith, exceed the maximum rate allowed by Tennessee law. If, for any circumstances whatsoever, fulfillment of any obligation hereunder shall cause the effective rate of interest to exceed the maximum lawful rate allowed under Tennessee law, then, ipso facto, the obligation shall be reduced to the limit of such validity, and any amounts received by the Holder as interest that would exceed the maximum lawful rate allowed under Tennessee law shall be applied to the reduction of the unpaid principal balance and not the payment of interest. If such excessive interest exceeds the unpaid principal balance, the excess shall be refunded. In determining whether or not the interest paid or payable hereunder exceeds the maximum lawful rate, the Holder may utilize any law, rule or regulation in effect from time to time and available to the Holder. This provision shall control every other provision of all agreements between the undersigned and Holder.

     DATED AND EFFECTIVE the date first above written.

         TENGASCO, INC.

         By:
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             M.E. RATLIFF
             Chief Executive Officer